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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K




                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): July 28, 1999




                          ORBITAL SCIENCES CORPORATION




      Delaware                                   0-18287                            06-1209561
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(State or other jurisdiction of               (Commission File                    (I.R.S. Employer
incorporation or organization)                     Number)                        Identification No.)



                            21700 Atlantic Boulevard
                             Dulles, Virginia 20166
                               (703) 406-5000
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                      (Address of principal executive offices)                                (Zip Code)
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ITEM 5.     OTHER EVENTS.

            On July 28, 1999, Orbital Sciences Corporation ("Orbital" or the
"company") announced its second quarter 1999 financial results. On a consolidated basis, the company reported revenues of $232,300,000, up approximately 26% from second quarter 1998 total revenue of 184,500,000. EBITDA
(as defined below) in the second quarter of 1999 were $23,800,000 compared to $18,300,000 in the second quarter of 1998, a 31% increase. Operating income increased 52% to $12,500,000 in the quarter from $8,300,000 in the same period last year. The company generated a consolidated quarterly net loss of approximately $10,100,000 (or $0.27 per share) in 1999 as compared to quarterly net income of $6,000,000 (or $0.17 per share) in 1998.

            For the first six months of 1999, the company reported consolidated revenues of $436,600,000, an increase of almost 18% over comparable 1998 revenues of $370,700,000. EBITDA for the first six months of 1999 was $38,900,000 compared to 1998's first-half EBITDA of $40,600,000. Operating income decreased approximately 25% to $16,100,000 for the first half of 1999 from $21,600,000 in the same period last year. Finally, net losses were $26,000,000 (or $0.70 per share) for the six months ended June 30, 1999 as compared to net income of $10,700,000 (or $0.31 per share) for the same period last year.

            The company's quarterly and six month financial results by business sector were as follows:

            Orbital's space and ground infrastructure systems sector, including satellites and other space systems, launch vehicles, electronics and sensors, and ground systems and software, reported revenue of $195,400,000 in the second quarter, an increase of approximately 25% from last year's second quarter revenue of $155,700,000. The sector produced operating income of $17,400,000 in the 1999 quarter compared to operating income of $16,600,000 for the 1998 quarter. EBITDA in the second quarter of 1999 was approximately $26,000,000 compared to $25,600,000 in the same quarter of 1998. The sector generated net income of $16,600,000 for the 1999 quarter compared to $18,500,000 for the 1998 quarter, a decrease of 10%. Space and ground infrastructure systems reported revenue of $370,600,000 for the first half of 1999 compared to $312,000,000 for the first half of 1998, an increase of 19%. Operating income for the first six months of 1999 was $32,500,000 compared to $35,500,000 in the first half of 1998. EBITDA for the first half 1999 was $49,900,000 compared to $53,500,000 in the same period of 1998. Net income for the sector was $31,200,000 for the first half of 1999, a decrease from net income of $33,700,000 for the first half of 1998.

            Orbital's satellite access products sector, consisting of its satellite navigation, positioning and communications products, reported revenue of $32,400,000 in the second quarter, an increase of approximately 13% from second quarter 1998 revenue of $28,600,000. This sector's operating losses for the second quarter of 1999 were $2,200,000 compared to operating losses of $7,600,000 for the same period last year. This sector reported a net loss of approximately $1,300,000 in the second quarter, compared to a net loss of $5,800,000 in the second quarter of 1998. This sector reached EBITDA breakeven in the second quarter of 1999, contrasted with an EBITDA loss of $6,600,000 in the same period last year. For the first half of 1999, the sector reported revenue of approximately $58,600,000, compared to 1998 revenue of $58,300,000.
The sector's operating losses for the first six months of 1999 were $5,100,000 compared to operating losses of $11,500,000 for the first six months of 1998.
The sector's net loss for the first six months of 1999 totaled $2,800,000 compared to a net loss of $7,500,000 for the same period in 1998. EBITDA losses for the first half of 1999 were approximately $900,000 compared to EBITDA losses of $10,500,000 in the same period in 1998.

            Orbital's satellite services sector consists of its ORBCOMM Global, L.P. and Orbital Imaging Corporation affiliates and Orbital Navigation
Corporation and Radarsat International subsidiaries, as well as its interests in other emerging satellite-based services businesses. Satellite services revenue totaled $16,900,000 in the second quarter, up over 300% compared to revenue of $4,000,000 in the second quarter of 1998. (Orbital generally does not include the revenue of its ORBCOMM and ORBIMAGE satellite services affiliates in its consolidated revenue.) Operating losses for this sector were $2,600,000 for the second quarter of 1999 compared to $800,000 for the same period in 1998. Total sector EBITDA losses were $2,100,000 in the quarter, while net losses were approximately $25,500,000. Total sector EBITDA losses were $800,000 in the second quarter of 1998, while net losses were $6,700,000 this time last year.


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                          Orbital Sciences Corporation
                           Financial Results Summary

Second Quarter Results:
                                June 30, 1999        June 30, 1998
                                -------------        -------------

Revenues                        $ 232,286,000       $ 184,516,000
Gross Profit                       54,832,000          50,851,000
EBITDA(1)                          23,836,000          18,251,000
Operating Income                   12,504,000           8,251,000
Net Income  (Loss)                (10,149,000)          5,998,000
Diluted Earnings Per Share              (0.27)               0.17

Six Month Results:
                                June 30, 1999        June 30, 1998
                                -------------        -------------

Revenues                        $ 436,600,000       $ 370,700,000
Gross Profit                      101,143,000         102,225,000
EBITDA(1)                          38,900,000          40,600,000
Operating Income                   16,140,000          21,616,000
Net Income  (Loss)                (26,000,000)         10,700,000
Diluted Earnings Per Share              (0.70)               0.31

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(1) Represents earnings before interest, taxes, depreciation and amortization
("EBITDA"). EBITDA is provided because it is a measure often used in the industry. EBITDA should not be considered as an alternative to operating or net income (as determined in accordance with GAAP) as an indicator of our performance or to cash flow from operations (as determined in accordance with GAAP) as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ORBITAL SCIENCES CORPORATION


Date:  July __, 1999                     By: /s/ Jeffrey V. Pirone
                                             ---------------------
                                             Jeffrey V. Pirone
                                             Executive Vice President and
                                               Chief Financial Officer